UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 1, 2023
KIORA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-36672	98-0443284
(Commission File Number)	(IRS Employer Identification No.)

332 Encinitas Blvd.
Suite 102
Encinitas, CA 92024
(858) 224-9600
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.01 par value	KPRX	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. o

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Director

On August 1, 2023, the Board of Directors (the “Board”) of Kiora Pharmaceuticals, Inc. (the “Company”) appointed Carmine Stengone as a member of the Board. Mr. Stengone will serve as a Class I director and will serve until the Company’s 2025 Annual Meeting of Stockholders and until his respective successor is duly elected and qualified or his earlier resignation or removal.

The Board has determined that Mr. Stengone is independent under the rules of The Nasdaq Capital Market. As a non-employee director of the Company, Mr. Stengone will receive compensation in the same manner of the Company’s other non-employee directors, as described in the section entitled “Director Compensation” in the Definitive Proxy Statement on Schedule 14A for the Company’s 2023 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 28, 2023.

Mr. Stengone, age 47, has served as President and Chief Executive Officer and board director of Pipeline Therapeutics since October 2018. Previously, he served as President and Chief Executive Officer of Avelas Biosciences, Inc. from January 2014 to October 2018, where he has also served on the board of directors since January 2014 and as Chief Business Officer from May 2012 to January 2014. Before that, he served as Senior Vice President, Business Development for COI Pharmaceuticals, Inc. from May 2013 to October 2018, where he helped co-found five new biotechnology companies. Mr. Stengone also served as Vice President of Corporate Development for Afraxis, Inc. from 2010 to 2013 and co-founder and CEO of Araxes, Inc., a spin-out company from Araxes Holdings, Inc. from 2013 to 2014. Before that, he was with Phenomix Corporation as the Senior Director of Business Development from 2006 to 2010, and previously held positions of increasing responsibility at Anadys Pharmaceuticals, Inc., from 2004 to 2006 and Johnson & Johnson Pharmaceutical Research and Development from 2003 to 2004. Mr Stengone received his MBA from the Johnson Graduate School of Management at Cornell University in 2003. He also received an M.S. degree in Organic Chemistry from Duke University in 1999 and a B.S. in Chemistry from Wake Forest University in 1997.

There are no arrangements or understandings between Mr. Stengone and any other person pursuant to which Mr. Stengone was appointed as a director of the Company, and there are no family relationships between Mr. Stengone and any director or executive officer of the Company. Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transactions, and there are no proposed transactions, or series of similar transactions, in which Mr. Stengone was or is to be a participant and in which any related person had a direct or indirect material interest in which the amount involved exceeds or exceeded $120,000.

Item 7.01.    Regulation FD Disclosure.
On August 1, 2023, the Company issued a press release announcing the appointment of Mr. Stengone to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished herein, including Exhibit 99.1, is not deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. This information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates them by reference.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Title

99.1	Press Release of Kiora Pharmaceuticals, Inc., dated as of August 1, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KIORA PHARMACEUTICALS, INC.

By:	/s/ Melissa Tosca
Melissa Tosca
Executive Vice President of Finance
(Principal financial and accounting officer)

Date: August 1, 2023